Exhibit 10.10

October 29, 2010

Parker S. Kennedy
1 First American Way
Santa Ana, California 92707

Dear Mr. Kennedy:

In connection with the June 1, 2010, separation of The First American Corporation (“FAC”) into First American Financial Corporation (“FAFC”) and CoreLogic, Inc. (“CoreLogic”), you entered an Amended and Restated Change in Control Agreement between you, FAC and FAFC, dated May 31, 2010 (the “Change in Control Agreement”), and a letter agreement between you, FAC and FAFC, dated May 31, 2010, relating to the treatment of your benefits in connection with the separation (the “Letter Agreement”).

As part of a recent review of benefit programs undertaken by both FAFC and CoreLogic, both companies determined that it would be in the best interests of each company’s respective shareholders to terminate the existing three-party Change in Control Agreement in exchange for each of FAFC and CoreLogic entering into a new, separate change in control agreements with you.  You have been provided with copies of the new change in control agreements, one between you and FAFC and the other between you and CoreLogic, which agreements will become effective on December 31, 2010.  By signing below, you hereby acknowledge and agree that effective December 31, 2010, the existing Change in Control Agreement between you, FAFC and FAC shall terminate and be of no further force or effect.

In addition, upon the termination of the existing Change in Control Agreement, paragraph 8 of the Letter Agreement will no longer have any relevance as it reflected the terms of the existing Change in Control Agreement.  As such, by signing below, you also acknowledge and agree that effective December 31, 2010, paragraph 8 of the Letter Agreement between you, FAFC and FAC shall terminate and be of no further force or effect; provided, however, that the remainder of the Letter Agreement shall not be affected by the termination of paragraph 8 thereof and thus shall remain in effect unaltered by this letter agreement.

[signature page follows]

Sincerely,

FIRST AMERICAN FINANCIAL CORPORATION

By:	/s/ Dennis J. Gilmore
Dennis J. Gilmore
Chief Executive Officer

CORELOGIC, INC.

By:	/s/ Stergios Theologides
Stergios Theologides
SVP, General Counsel

By signing this letter, I am acknowledging and agreeing to the above:

Signature:	/s/ Park S. Kennedy	Date:	October 29, 2010
Parker S. Kennedy